Exhibit 99.1

Brooks Automation Reports Results of its Second Quarter of Fiscal 2020, Ended March 31, 2020, and Announces Quarterly Cash Dividend

Double-digit Revenue Growth in Both Segments Supports High Growth in EPS

CHELMSFORD, Mass., April 30, 2020 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS), today reported financial results for the second fiscal quarter, ended March 31, 2020.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change vs.
	2020	2019	2019	Prior Qtr	Prior Year
Revenue	$220	$210	$198	5%	11%
Semiconductor Solutions	$125	$119	$113	5%	11%
Life Sciences	$95	$92	$86	4%	11%

Diluted EPS Continuing Operations	$0.12	$0.18	$(0.04)	(30)%	NM
Diluted EPS Total	$0.12	$0.18	$0.05	(30)%	161%

Non-GAAP Diluted EPS Cont. Operations	$0.25	$0.23	$0.17	11%	48%

Management Comments

“We performed well in the second quarter as we met our customers’ needs in each business,” commented Steve Schwartz, CEO of Brooks Automation.  “Our Life Sciences business overcame some COVID-19 headwinds at various stages of the quarter, including temporary closure of our China operations.  Despite the challenges, our dedicated team delivered strong growth across both businesses.  We are particularly proud that our Life Sciences products and services have satisfied urgent demand from our customers involved with COVID-19 research.  Strong demand for our Semiconductor products continued throughout the quarter as chip manufacturers maintained their spending plans.”

Summary of GAAP Results for Continuing Operations

•	Revenue of $220 million grew 11% year over year and diluted EPS from continuing operations was $0.12 per share compared to a loss of ($0.04) per share in the second quarter of 2019.
•	Life Sciences revenue of $95 million grew 11% year over year and 4% sequentially. Year-over-year organic growth was 11%.
•

Semiconductor Solutions revenue was $125 million, an increase of 11% year over year and 5% sequentially.  Increased shipments for Automation Systems and another record revenue quarter from Contamination Control Solutions drove the sequential growth.

•

GAAP operating income was $15 million, compared to $14 million in the second quarter of 2019. The increase was driven by higher revenue and a 40 basis point improvement in gross margins.  GAAP operating margins were lower in the second quarter, compared with the prior year, on higher R&D and SG&A expense.

•	Net interest expense was $0.6 million for the quarter, a $7.1 million reduction from the second quarter of 2019.

Summary of Non-GAAP Results for Continuing Operations

•	Diluted EPS from continuing operations for the second quarter was $0.25, up 11% from the first quarter of 2020 and up 48% over the prior year.
•

Operating income was $26 million, an increase of 10% year over year and 17% sequentially.  Sequential revenue growth of 5% and gross margin improvement of 60 basis points drove the higher operating margin higher by 120 basis points.

•

Gross margin was 42.2%, an increase of 20 basis points from the second quarter of 2019 and 60 basis points from the first quarter of 2020.  Continued gross margin expansion in Life Sciences drove the improvement year over year and sequentially.

•

Life Sciences operating margin was 8.5%, up 260 basis points year over year and 200 basis points sequentially.  Gross margin performance of 45.8%, up 330 basis points year over year and 150 basis points sequentially, was the primary driver.  Sample Management gross margin improvement of 570 basis points year over year was the primary driver.  Year-over-year improvement was evident in each product area of large stores systems, cryogenic systems, BioStorage services, and consumables.

•

The Semiconductor Solutions operating margin was 13.4%, a decline of 340 basis points from the prior year and up 70 basis points from the first quarter of 2020.  A heavier mix of revenue from Tier 1 customers resulted in softer gross margins in the quarter.  Sequential revenue growth of 5% with stable gross margins contributed to the sequential operating margin expansion.

•	Adjusted EBITDA was $34.8 million, up 6% from the second quarter of 2019 and 9% sequentially.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Cash and Liquidity

•

Cash flow from operations was ($66) million for the second quarter.  During the quarter the Company paid $92 million to settle taxes related to the 2019 gain on sale of the Semiconductor Cryogenics business.  Excluding this payment, cash flow from operations was $26 million.  On a year-to-date basis, the cash flow from operations, excluding the noted tax payments, was $51 million, an increase of $29 million compared to the first half of the 2019 fiscal year.

•

During the quarter, the Company acquired RURO, Inc, a life sciences informatics company, for a cash purchase price of approximately $16 million, net of cash acquired.  The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $249 million.  With total debt of $51 million, net cash was $198 million.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 26, 2020 to stockholders of record on June 5, 2020.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Third Quarter Fiscal 2020

The Company announced revenue and earnings guidance for the third quarter of fiscal 2020.  Revenue is expected to be in the range of $200 million to $215 million and non-GAAP diluted earnings per share is expected to be in the range of $0.16 to $0.24.  GAAP diluted earnings per share for the third fiscal quarter is expected to be in the range of $0.04 to $0.12.

Conference Call and Webcast

Brooks management will webcast its second quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 800-906-5934 (US & Canada only) or +1-212-231-2904 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers.  These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide.  The Company’s Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.  Brooks Life Sciences’ GENEWIZ division is a leading provider of DNA gene sequencing and gene synthesis services.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world’s leading semiconductor chip makers and equipment manufacturers.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue
Products	$139,144	$128,056	$271,006	$253,430
Services	81,083	70,334	159,721	124,327
Total revenue	220,227	198,390	430,727	377,757
Cost of revenue
Products	83,970	77,803	163,941	152,376
Services	45,976	40,071	91,519	72,785
Total cost of revenue	129,946	117,874	255,460	225,161
Gross profit	90,281	80,516	175,267	152,596
Operating expenses
Research and development	15,322	14,101	29,723	27,249
Selling, general and administrative	59,809	52,373	119,152	105,914
Restructuring charges	578	370	1,154	429
Total operating expenses	75,709	66,844	150,029	133,592
Operating income	14,572	13,672	25,238	19,004
Interest income	137	316	836	739
Interest expense	(718)	(8,018)	(1,455)	(13,308)
Loss on extinguishment of debt	—	(9,051)	—	(9,051)
Other expenses, net	(1,399)	(778)	(1,816)	(807)
Income (loss) before income taxes	12,592	(3,859)	22,803	(3,423)
Income tax benefit	3,400	(1,030)	437	(6,860)
Income (loss) from continuing operations	9,192	(2,829)	22,366	3,437
(Loss) income from discontinued operations, net of tax	(65)	6,250	(182)	14,399
Net income	$9,127	$3,421	$22,184	$17,836
Basic net income per share:
Income (loss) from continuing operations	$0.12	$(0.04)	$0.30	$0.05
(Loss) income from discontinued operations, net of tax	(0.00)	0.09	(0.00)	0.20
Basic net income per share	$0.12	$0.05	$0.30	$0.25
Diluted net income per share:
Income (loss) from continuing operations	$0.12	$(0.04)	$0.30	$0.05
(Loss) income from discontinued operations, net of tax	(0.00)	0.09	(0.00)	0.20
Diluted net income per share	$0.12	$0.05	$0.30	$0.25

Weighted average shares outstanding used in computing net income per share:
Basic	73,708	72,077	73,331	71,760
Diluted	73,789	72,292	73,752	72,215

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

 (In thousands, except share and per share data)

	March 31,	September 30,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$242,274	$301,642
Marketable securities	162	34,124
Accounts receivable, net	179,014	165,602
Inventories	107,699	99,445
Prepaid expenses and other current assets	43,379	46,332
Total current assets	572,528	647,145
Property, plant and equipment, net	108,744	100,669
Long-term marketable securities	2,555	2,845
Long-term deferred tax assets	5,080	5,064
Goodwill	498,502	488,602
Intangible assets, net	236,095	251,168
Other assets	55,827	20,506
Total assets	$1,479,331	$1,515,999
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$828	$829
Accounts payable	63,958	58,919
Deferred revenue	29,090	29,435
Accrued warranty and retrofit costs	7,910	7,175
Accrued compensation and benefits	31,220	31,375
Accrued restructuring costs	935	1,040
Accrued income taxes payable	9,134	99,263
Accrued expenses and other current liabilities	53,960	44,234
Total current liabilities	197,035	272,270
Long-term debt	49,951	50,315
Long-term tax reserves	18,841	18,274
Long-term deferred tax liabilities	12,190	20,636
Long-term pension liabilities	5,594	5,338
Long-term operating lease liabilities	27,233	—
Other long-term liabilities	7,354	10,212
Total liabilities	318,198	377,045
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,214,622 shares issued and 73,752,753 shares outstanding at March 31, 2020, 85,759,700 shares issued and 72,297,831 shares outstanding at September 30, 2019	872	857
Additional paid-in capital	1,932,893	1,921,954
Accumulated other comprehensive income	7,299	3,511
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(578,975)	(586,412)
Total stockholders' equity	1,161,133	1,138,954
Total liabilities and stockholders' equity	$1,479,331	$1,515,999

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended
	March 31,
	2020	2019
Cash flows from operating activities
Net income	$22,184	$17,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,079	26,339
Stock-based compensation	8,624	9,717
Amortization of premium on marketable securities and deferred financing costs	94	556
Earnings of equity method investments	—	(3,041)
Deferred income taxes	(9,477)	(12,472)
Loss on extinguishment of debt	—	9,051
Other gains on disposals of assets	125	34
Loss on sale of divestiture, net of tax	319	—
Taxes paid stemming from divestiture	(91,500)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12,670)	(9,654)
Inventories	(9,094)	(9,992)
Prepaid expenses and current assets	5,374	1,938
Accounts payable	5,807	(6,088)
Deferred revenue	(1,478)	5,410
Accrued warranty and retrofit costs	735	740
Accrued compensation and tax withholdings	(522)	(11,123)
Accrued restructuring costs	(112)	(57)
Proceeds from recovery on insurance claim	—	886
Accrued expenses and current liabilities	8,455	2,149
Net cash (used in) provided by operating activities	(40,057)	22,229
Cash flows from investing activities
Purchases of property, plant and equipment	(21,170)	(9,676)
Purchases of marketable securities	(10,843)	(1,290)
Sales of marketable securities	2,492	48,904
Maturities of marketable securities	42,226	2,557
Acquisitions, net of cash acquired	(15,743)	(442,704)
Purchase of other investment	(1,000)	—
Net cash used in investing activities	(4,038)	(402,209)
Cash flows from financing activities
Proceeds from term loans, net of discount	—	686,386
Proceeds from issuance of common stock	2,330	1,548
Payments of financing costs	—	(687)
Principal payments on debt	(414)	(352,289)
Payments of capital leases	(639)	(487)
Common stock dividends paid	(14,747)	(14,429)
Net cash (used in) provided by financing activities	(13,470)	320,042
Effects of exchange rate changes on cash and cash equivalents	(1,803)	(553)
Net decrease in cash and cash equivalents	(59,368)	(60,491)
Cash and cash equivalents and restricted cash, beginning of period	305,171	197,708
Cash and cash equivalents and restricted cash, end of period	$245,803	$137,217

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$242,274	$137,168
Restricted cash included in prepaid expenses and other current assets	3,529	49
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$245,803	$137,217

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2020		December 31, 2019		March 31, 2019
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income from continuing operations	$9,192	$0.12	$13,174	$0.18	$(2,829)	$(0.04)
Adjustments:
Amortization of intangible assets	10,355	0.14	10,584	0.14	9,405	0.13
Restructuring charges	578	0.01	576	0.01	370	0.01
Loss on extinguishment of debt	—	—	—	—	9,051	0.13
Merger costs	279	0.00	195	0.00	36	0.00
Tax adjustments (1)	1,046	0.01	(5,230)	(0.07)	803	0.01
Tax effect of adjustments	(2,997)	(0.04)	(2,662)	(0.04)	(4,593)	(0.06)
Non-GAAP adjusted net income from continuing operations	$18,453	$0.25	$16,637	$0.23	$12,243	$0.17
Stock based compensation, pre-tax	4,214	0.06	4,410	0.06	5,121	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,582	0.05	3,749	0.05	4,353	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$22,035	$0.30	$20,386	$0.28	$16,596	$0.23

Shares used in computing non-GAAP diluted net income per share	—	73,789	—	73,645	—	72,292

	Six Months Ended
	March 31, 2020		March 31, 2019
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$22,366	$0.30	$3,437	$0.05
Adjustments:			—
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.00
Amortization of intangible assets	20,940	0.28	17,180	0.24
Restructuring charges	1,154	0.02	429	0.01
Loss on extinguishment of debt	—	—	9,051	—
Merger costs	473	0.01	6,390	0.09
Tax Reform - rate change applied to deferred tax liabilities (2)	—	—	(1,125)	(0.02)
Tax adjustments (1)	(4,167)	(0.06)	(3,608)	(0.05)
Tax effect of adjustments	(5,676)	(0.08)	(7,777)	(0.11)
Non-GAAP adjusted net income from continuing operations	$35,090	$0.48	$24,161	$0.33
Stock-based compensation, pre-tax	8,624	0.12	9,297	0.13
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	7,330	$0.10	7,902	0.11
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$42,420	$0.58	$32,063	$0.44

Shares used in computing non-GAAP diluted net income per share	—	73,752	—	72,215

(1)

The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended December 31, 2019 and 2018 to the non-GAAP full year tax rate.   The Company elected to exclude a deferred tax benefit realized in the three month period ended December 31, 2019 related to the extension of the 15 percent tax rate incentive in China.

(2)	Adjustments are related to U.S. Federal Tax Reform Transition Tax.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2020	2019	2019	2020	2019
GAAP net income	$9,127	$13,057	$3,421	$22,184	$17,836
Adjustments:
Less: Loss (income) from discontinued operations	65	117	(6,250)	182	(14,399)
Less: Interest income	(137)	(699)	(316)	(836)	(739)
Add: Interest expense	718	737	8,018	1,455	13,308
Add: Income tax benefit	3,400	(2,963)	(1,030)	437	(6,860)
Add: Depreciation	6,247	5,891	5,099	12,139	9,159
Add: Amortization of completed technology	2,740	2,674	2,791	5,415	4,798
Add: Amortization of customer relationships and acquired intangible assets	7,615	7,910	6,614	15,525	12,382
Add: Loss on extinguishment of debt	—	—	9,051	—	9,051
Earnings before interest, taxes, depreciation and amortization	$29,775	$26,724	$27,398	$56,501	$44,536

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2020	2019	2019	2020	2019
Earnings before interest, taxes, depreciation and amortization	$29,775	$26,724	$27,398	$56,501	$44,536
Adjustments:
Add: Stock-based compensation	4,214	4,410	5,121	8,624	9,297
Add: Restructuring charges	578	576	370	1,154	429
Add: Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184
Add: Merger costs	279	195	36	473	6,390
Adjusted earnings before interest, taxes, depreciation and amortization	$34,846	$31,905	$32,925	$66,752	$60,836

	Quarter Ended
Dollars in thousands	March 31, 2020		December 31, 2019		March 31, 2019
GAAP gross profit/margin percentage	$90,281	41.0%	$84,986	40.4%	$80,516	40.6%
Adjustments:
Amortization of completed technology	2,740	1.2	2,674	1.3	2,791	1.4
Non-GAAP adjusted gross profit/gross margin percentage	$93,021	42.2%	$87,660	41.6%	$83,307	42.0%

	Six Months Ended
Dollars in thousands	March 31, 2020		March 31, 2019
GAAP gross profit/margin percentage	$175,267	40.7%	$152,596	40.4%
Adjustments:
Amortization of completed technology	5,415	1.3	4,798	1.3
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.0
Non-GAAP adjusted gross profit/gross margin percentage	$180,682	41.9%	$157,578	41.7%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	March 31, 2020		December 31, 2019		March 31, 2019
GAAP gross profit/margin percentage	$48,637	38.9%	$46,300	39.0%	$45,987	40.7%
Adjustments:
Amortization of completed technology	722	0.6	732	0.6	916	0.8
Non-GAAP adjusted gross profit/margin percentage	$49,359	39.5%	$47,032	39.6%	$46,903	41.6%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	March 31, 2020		December 31, 2019		March 31, 2019
GAAP gross profit/margin percentage	$41,663	43.7%	$38,686	42.2%	$34,529	40.4%
Adjustments:
Amortization of completed technology	2,017	2.1	1,942	2.1	1,875	2.2
Non-GAAP adjusted gross profit/margin percentage	$43,680	45.8%	$40,628	44.3%	$36,404	42.6%

	Brooks Semiconductor Solutions Group
	Six Months Ended
Dollars in thousands	March 31, 2020		March 31, 2019
GAAP gross profit/margin percentage	$94,936	39.0%	$91,901	40.7%
Adjustments:
Amortization of completed technology	1,455	0.6	1,853	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.1
Non-GAAP adjusted gross profit/margin percentage	$96,391	39.5%	$93,938	41.6%

	Brooks Life Sciences
	Six Months Ended
Dollars in thousands	March 31, 2020		March 31, 2019
GAAP gross profit/margin percentage	$80,348	43.0%	$60,695	39.9%
Adjustments:
Amortization of completed technology	3,960	2.1	2,945	1.9
Non-GAAP adjusted gross profit/margin percentage	$84,308	45.1%	$63,640	41.8%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2020	2019	2019	2020	2019	2019	2020	2019	2019
GAAP operating profit	$15,984	$14,268	$17,987	$6,100	$4,032	$3,143	$22,084	$18,300	$21,130
Adjustments:
Amortization of completed technology	722	732	916	2,017	1,942	1,875	2,739	2,674	2,791
Non-GAAP adjusted operating profit	$16,706	$15,000	$18,903	$8,117	$5,974	$5,018	$24,823	$20,974	$23,921

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2020	2019	2019	2020	2019	2019	2020	2019	2019
GAAP operating profit (loss)	$22,084	$18,300	$21,130	$(7,512)	$(7,634)	$(7,458)	$14,572	$10,666	$13,672
Adjustments:
Amortization of completed technology	2,739	2,674	2,791	—	—	—	2,739	2,674	2,791
Amortization of customer relationships and acquired intangible assets	—	—	—	7,615	7,910	6,614	7,615	7,910	6,614
Restructuring charges	—	—	—	578	576	370	578	576	370
Merger costs	—	—	—	279	195	36	279	195	36
Non-GAAP adjusted operating profit (loss)	$24,823	$20,974	$23,921	$960	$1,047	$(438)	$25,783	$22,021	$23,483

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
GAAP operating profit	$30,252	$34,128	$10,132	$4,733	$40,384	$38,861
Adjustments:
Amortization of completed technology	1,455	1,853	3,960	2,945	5,415	4,798
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	184
Non-GAAP adjusted operating profit	$31,707	$36,165	$14,092	$7,678	$45,799	$43,843

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
GAAP operating profit (loss)	$40,384	$38,861	$(15,146)	$(19,857)	$25,238	$19,004
Adjustments:
Amortization of completed technology	5,415	4,798	—	—	5,415	4,798
Amortization of customer relationships and acquired intangible assets	—	—	15,525	12,382	15,525	12,382
Restructuring charges	—	—	1,154	429	1,154	429
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	184
Merger costs	—	—	473	6,390	473	6,390
Non-GAAP adjusted operating profit (loss)	$45,799	$43,843	$2,006	$(656)	$47,805	$43,187